UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2017 (June 5, 2017)

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

WYOMING	000-55364	36-4787690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Exact name of registrant as specified in charter)

Suite 400, 41 University Drive

Newtown, Pennsylvania, 18940

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 809-2018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2017, Helius Medical Technologies, Inc. (the “Company”) held its 2017 annual meeting of shareholders (the “Annual Meeting”). The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2017. Of the 91,246,676 shares outstanding as of the record date, 50,605,024 shares, or 55.4%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.

Proposal No. 1: Election of six nominees to serve as directors until the 2018 annual meeting of shareholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
Philippe Deschamps	46,317,061	466,241
Mitchell E. Tyler	46,344,511	438,791
Edward M. Straw	46,214,011	569,291
Blane Walter	46,462,611	320,691
Huaizheng Peng	46,301,587	481,715
Thomas E. Griffin	46,462,611	320,691

Broker Non-Votes: 3,821,722.

All nominees were elected.

Proposal No. 2: To approve an amendment to the Company’s Articles of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s Class A common stock at a ratio ranging from three-for-one (3:1) to seven-for-one (7:1), inclusive, with the effectiveness of the amendment or the abandonment of the amendment, to be determined by the Board of Directors prior to the date of the 2018 annual meeting of shareholders. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Approval of amendment to the Company’s Articles of Incorporation	49,834,011	771,013	0

Under Wyoming law, in order for Proposal No. 2 to be approved, the proposal must have received “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. In the proxy statement for the Annual Meeting, we indicated our expectation that Proposal No. 2 would be considered a “non-routine” matter for which brokers would not have discretionary authority to vote without instructions from their customers. However, following the mailing of our proxy statement, the New York Stock Exchange, which determines which proposals brokers have discretion to vote on an uninstructed basis, coded Proposal No. 2 as a “routine” proposal, meaning that brokers were permitted to vote uninstructed shares on the proposal. Based on the number of broker non-votes for Proposal No. 1, we have determined that brokers voted a total of 3,821,722 uninstructed shares on Proposal No. 2. Although we do not know with certainty how those shares were voted on Proposal No. 2, we have assumed that all of those shares were voted “For” the proposal. If those shares had not been voted and, instead, been treated as broker non-votes, the number of “For” votes cast on Proposal No. 2 would still have constituted 90.9% of the shares present in person or represented by proxy and entitled to vote on the matter. As a result, the treatment of Proposal No. 2 as a “routine” matter by the New York Stock Exchange, and the resulting voting of uninstructed shares by brokers on a discretionary basis, did not have any effect on the outcome of the proposal.

Proposal No. 3: Ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of BDO USA, LLP	50,062,698	0	542,326

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: June 9, 2017	By:	/s/ Joyce LaViscount
Joyce LaViscount, Chief Financial Officer

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